UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2011
BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-14959	39-0971239

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 West Good Hope Road Milwaukee, Wisconsin	53223

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 358-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Effective September 1, 2011, the holders of the Corporation’s Class B Common Stock, by unanimous written consent covering 100% of the 3,538,628 outstanding shares, approved an amendment to the Brady Corporation Incentive Compensation Plan For Elected Corporate Officers (the “Current Plan”) increasing the annual limitation on bonus awards granted to any participant under the Current Plan from $1.5 million to $2.0 million. A copy of the Current Plan, as amended, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Effective September 1, 2011, the holders of the Corporation’s Class B Common Stock, by unanimous written consent covering 100% of the 3,538,628 outstanding shares, also approved the Brady Corporation Incentive Compensation Plan for Senior Executives (the “New Plan”), which is intended to replace the Current Plan beginning with fiscal 2012 awards. Under the terms of the New Plan, certain senior executives of the Corporation are eligible to receive bonus awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. The foregoing description of the New Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the New Plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The information set forth above under Item 5.02 is incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

10.1	Brady Corporation Incentive Compensation Plan For Elected Corporate Officers, as amended

10.2	Brady Corporation Incentive Compensation Plan for Senior Executives

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: September 2, 2011	/s/ THOMAS J. FELMER
Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Brady Corporation Incentive Compensation Plan For Elected Corporate Officers, as amended

10.2	Brady Corporation Incentive Compensation Plan for Senior Executives